EXHIBIT 14.2


  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights" included in the Prospectus/Proxy Statement of Government Obligations Fund, a portfolio of Money Market Obligations Trust, and to the incorporation by reference of our report, dated September 19, 2007, on the financial statements and financial highlights of Liquid Cash Trust, a portfolio of Money Market Obligations Trust, as of July 31, 2007 in the Prospectus/Proxy statement included in the this Registration Statement on Form N-14 of Government Obligations Fund.

We also consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Liquid Cash Trust Statement of Additional Information, dated, September 30, 2007, which was filed with the Securities and Exchange Commission on September 29, 2007 in Post-Effective Amendment No. 90 (File no. 811-5950), and which is incorporated by reference in the Statement of Additional Information included in this Registration Statement on Form N-14 of Government Obligations Fund.



                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
January 10, 2008